UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2025

Commission File Number: 001-36556

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

575 Anton Blvd Suite 1100, Costa Mesa, California 92626

(Address of principal executive offices)

714-599-5000

(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors

On December 10, 2025, each of William R. Floyd and Samuel N. Borgese provided their resignation from the Board of Directors (the “Board”) of El Pollo Loco Holdings, Inc. (the “Company”). Neither Mr. Floyd nor Mr. Borgese’s decision to resign was due to any disagreement with the Company.

Appointment of Directors

On December 10, 2025, the Board, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board, appointed each of Robert D. Wright and Tana Davila to serve as independent directors of the Company, effective as of January 1, 2026.

The appointment of Mr. Wright and Ms. Davila each fills a vacancy on the Board that was created as a result of the departure of Mr. Floyd and Mr. Borgese, respectively. Upon recommendation of the Nominating Committee, the Board also appointed (i) Mr. Wright to serve on each of the Audit Committee and Compensation Committee of the Board and (ii) Ms. Davila to serve on each of the Audit Committee and Nominating Committee of the Board.

Mr. Wright is the CEO of Potbelly Sandwich Works, which he joined in 2020. Under his leadership, Potbelly successfully expanded their footprint and developed one of the fastest-growing digital platforms in the restaurant industry. His efforts culminated in a successful acquisition of Potbelly by RaceTrac in 2025. Prior to joining Potbelly, Mr. Wright held senior roles at The Wendy’s Company, Charley’s Philly Steaks, Checker’s Drive-In Restaurants, Inc. and Domino’s Pizza, Inc.

Ms. Davila is the Chief Marketing Executive of Dutch Bros Coffee, which she joined in 2023. Ms. Davila has been instrumental in driving brand recognition, customer affinity, and consistent sales growth, all while rapidly expanding the brand’s footprint across the United States. Prior to joining Dutch Bros Coffee, Ms. Davila held Chief Marketing Officer roles at CKE Restaurant Holdings, Inc. and P.F. Chang’s, as well as marketing leadership roles at Bimbo Bakeries USA.

Each of Mr. Wright and Ms. Davila will receive the same compensation as is paid to other non-employee directors of the Company and will enter into an indemnification agreement in substantially the same form as the other non-employee directors of the Company. Neither Mr. Wright nor Ms. Davila is party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between either of Mr. Wright or Ms. Davila and any other person pursuant to which he was elected as a director of the Company.

Item 7.01 Regulation FD Disclosure

On December 15, 2025, the Company issued a press release entitled “El Pollo Loco Appoints Robert D. Wright and Tana Davila to Board of Directors,” a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated December 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: December 15, 2025	By:	/s/ Ira Fils
		Name:	Ira Fils
		Title:	Chief Financial Officer